Exhibit 99.1

Ichor Holdings, Ltd. Announces Second Quarter 2019 Financial Results

FREMONT, Calif., August 6, 2019–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced second quarter 2019 financial results.

Highlights for the second quarter of 2019:

•	Revenues of $139 million;
•	Gross margin of 14.0% on a GAAP basis and 14.2% on a non-GAAP basis;
•	Net earnings of $0.01 per diluted share on a GAAP basis and $0.23 on a non-GAAP basis;
•	Generated $21 million in operating cash flows;
•	Finalized an agreement with a partner to market Liquid Delivery Systems in Japan;
•	Acquired developed technology assets, including a patent portfolio, in support of our Next Generation Gas Panel development.

“Ichor’s second quarter results were closely aligned with our forecast and performed favorably given the industry declines in wafer fab equipment spending, with revenues up slightly over the first quarter,” commented Tom Rohrs, Chairman and CEO. “We continue to report strong profits and the resiliency of our variable operating model in challenging market conditions, and we generated $21 million in operating cash flows in the June quarter. Our sequential improvement in revenues for the June quarter, and continued sequential revenue growth expected for the September quarter, are indicative of our market share gains and the execution of our strategy to expand our share within our served markets. While we certainly are not immune to the incremental spending cuts in memory since last quarter, we believe our results and outlook demonstrate that Ichor is uniquely positioned in the process equipment segment to have a stronger second half of 2019, compared to the first half.”

	Q2 2019	Q1 2019	Q2 2018
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$139,195	$137,831	$248,973
Gross profit percent	14.0%	14.7%	17.6%
Operating income percent	2.2%	2.1%	10.4%
Net income	$336	$1,518	$28,040
Diluted EPS	$0.01	$0.07	$1.07

	Q2 2019	Q1 2019	Q2 2018
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$139,195	$137,831	$248,973
Gross profit percent	14.2%	14.9%	17.8%
Operating income percent	5.9%	6.4%	12.7%
Adjusted net income	$5,118	$5,551	$26,721
Diluted EPS	$0.23	$0.25	$1.02

U.S. GAAP Financial Results Overview

For the second quarter of 2019, revenue was $139.2 million, net income was $0.3 million, and net income per diluted share (“diluted EPS”) was $0.01. This compares to revenue of $137.8 million and $249.0 million, net income of $1.5 million and $28.0 million, and diluted EPS of $0.07 and $1.07, for the first quarter of 2019 and second quarter of 2018, respectively.

Non-GAAP Financial Results Overview

For the second quarter of 2019, non-GAAP adjusted net income was $5.1 million and non-GAAP adjusted diluted EPS was $0.23. This compares to non-GAAP adjusted net income of $5.6 million and $26.7 million, and non-GAAP adjusted diluted EPS of $0.25 and $1.02, for the first quarter of 2019 and second quarter of 2018, respectively.

Third Quarter 2019 Financial Outlook

For the third quarter of 2019, we expect revenue to be in the range of $145 to $155 million. We expect GAAP diluted EPS to be in the range of $0.00 to $0.08 and non-GAAP adjusted diluted EPS to be in the range of $0.25 to $0.31.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP adjusted diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the second quarter of 2019 with cash of $41.5 million, an increase of $9.8 million from the prior quarter and a decrease of $2.4 million from December 28, 2018. The increase from the prior quarter was primarily due to cash generated from operations of $21.1 million, partially offset by cash paid for intangible assets of $8.1 million and a term loan payment of $2.2 million. The decrease from December 28, 2018 was primarily due to net payments on long-term debt of $9.6 million, cash paid for intangibles assets of $8.1 million, capital expenditures of $6.1 million, and share repurchases of $1.6 million, partially offset by operating cash flows of $20.7 million and net proceeds from the issuance of ordinary shares under our share-based compensation plans of $2.4 million.

Our cash generated from operations of $20.7 million during the first two quarters of 2019 consists of net income of $1.9 million, net non-cash charges of $13.5 million, and a decrease in our net operating assets and liabilities of $5.3 million. Non-cash charges primarily consist of depreciation and amortization of $10.5 million and share-based compensation of $2.8 million. The decrease in our net operating assets and liabilities was primarily due to a decrease in inventories, net of $12.6 million and a decrease in prepaid expenses and other assets of $3.1 million, partially offset by a decrease in accrued and other liabilities of $5.0 million, a decrease in accounts payable of $4.2 million, and an increase in accounts receivable, net of $1.3 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS. These non-GAAP metrics exclude amortization of intangible assets, share-based compensation expense, non-recurring expenses including adjustments to the cost of goods sold, tax adjustments related to those non-GAAP adjustments, and non-recurring discrete tax items including tax impacts from releasing a valuation allowance related to foreign tax credits, to the extent they are present in gross profit, operating income, and net income. A table showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, is included at the end of this press release. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income divided by weighted average diluted ordinary shares outstanding during the period.

Management uses non-GAAP gross profit, non-GAAP operating income, non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. A table presenting the reconciliation of non-GAAP adjusted net income to U.S. GAAP net income is also included at the end of this press release.

Conference Call

We will conduct a conference call to discuss our second quarter 2019 results and business outlook on August 6, 2019, at 1:30 p.m. PDT.

To listen to the conference call via the Internet, please visit the investor relations section of our web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 3787279.

A taped replay of the webcast will be available shortly after the call on our website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 3787279.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. www.ichorsystems.com.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended June 28, 2019, March 29, 2019, and June 29, 2018 were all 13 weeks. References to the second and first quarter of 2019 and the second quarter of 2018 relate to the three month periods then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue, growth, earnings, profitability, and industry trends for the second quarter of 2019, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business and industry, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including:  (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers and (11) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 8, 2019, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Jeff Andreson, President and CFO 510-897-5200

Claire McAdams, IR 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	June 28, 2019	December 28, 2018
Assets
Current assets:
Cash	$41,456	$43,834
Accounts receivable, net	41,571	40,287
Inventories, net	108,473	121,106
Prepaid expenses and other current assets	4,866	6,348
Total current assets	196,366	211,575
Property and equipment, net	43,444	41,740
Operating lease right-of-use assets	16,191	—
Other noncurrent assets	875	906
Deferred tax assets, net	1,363	1,363
Intangible assets, net	58,703	56,895
Goodwill	173,010	173,010
Total assets	$489,952	$485,489
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$59,832	$64,300
Accrued liabilities	8,893	9,556
Other current liabilities	3,129	5,148
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	5,329	—
Total current liabilities	85,933	87,754
Long-term debt, less current portion, net	183,008	192,117
Lease liabilities, less current portion	11,279	—
Deferred tax liabilities	3,794	3,966
Other non-current liabilities	2,207	3,326
Total liabilities	286,221	287,163
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 22,414,089 and 22,234,508 shares outstanding, respectively; 26,851,528 and 26,574,037 shares issued, respectively)	2	2
Additional paid in capital	233,508	228,358
Treasury shares at cost (4,437,439 and 4,339,529 shares, respectively)	(91,578)	(89,979)
Retained earnings	61,799	59,945
Total shareholders’ equity	203,731	198,326
Total liabilities and shareholders’ equity	$489,952	$485,489

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2019	March 29, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Net sales	$139,195	$137,831	$248,973	$277,026	$507,002
Cost of sales	119,662	117,608	205,098	237,270	420,528
Gross profit	19,533	20,223	43,875	39,756	86,474
Operating expenses:
Research and development	2,634	2,391	2,577	5,025	5,029
Selling, general, and administrative	10,685	11,758	11,647	22,443	27,358
Amortization of intangible assets	3,202	3,137	3,772	6,339	7,651
Total operating expenses	16,521	17,286	17,996	33,807	40,038
Operating income	3,012	2,937	25,879	5,949	46,436
Interest expense	2,762	2,768	2,303	5,530	4,807
Other expense, net	7	24	(217)	31	24
Income before income taxes	243	145	23,793	388	41,605
Income tax expense (benefit)	(93)	(1,373)	(4,247)	(1,466)	(3,156)
Net income	$336	$1,518	$28,040	1,854	44,761
Net income per share:
Basic	$0.02	$0.07	$1.09	$0.08	$1.73
Diluted	$0.01	$0.07	$1.07	$0.08	$1.69
Shares used to compute net income per share:
Basic	22,395,308	22,269,827	25,674,173	22,332,568	25,852,235
Diluted	22,663,053	22,536,209	26,120,717	22,596,412	26,428,207

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 28, 2019	June 29, 2018
Cash flows from operating activities:
Net income	$1,854	$44,761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,460	11,567
Share-based compensation	2,805	5,006
Deferred income taxes	(172)	(4,950)
Amortization of debt issuance costs	454	491
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(1,284)	(14,960)
Inventories, net	12,633	8,166
Prepaid expenses and other assets	3,058	167
Accounts payable	(4,176)	(18,189)
Accrued liabilities	(706)	(317)
Other liabilities	(4,266)	(1,585)
Net cash provided by operating activities	20,660	30,157
Cash flows from investing activities:
Capital expenditures	(6,117)	(8,797)
Cash paid for acquisitions, net of cash acquired	—	(1,443)
Cash paid for intangible assets	(8,147)	—
Net cash used in investing activities	(14,264)	(10,240)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	2,562	5,847
Employees' taxes paid upon vesting of restricted share units	(174)	(27)
Repurchase of ordinary shares	(1,599)	(29,970)
Debt issuance and modification costs	—	(2,092)
Borrowings on revolving credit facility	5,000	7,162
Repayments on revolving credit facility	(8,000)	—
Repayments on term loan	(6,563)	(6,722)
Net cash used in financing activities	(8,774)	(25,802)
Net decrease in cash	(2,378)	(5,885)
Cash at beginning of year	43,834	69,304
Cash at end of quarter	$41,456	$63,419
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$5,755	$3,632
Cash paid during the period for taxes	$1,624	$1,775
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,170	$671

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2019	March 29, 2019	June 29, 2018	June 28, 2019	June 29, 2018
U.S. GAAP gross profit	$19,533	$20,223	$43,875	$39,756	$86,474
Non-GAAP adjustments:
Share-based compensation	181	142	177	323	307
Other non-recurring expense, net (1)	26	103	—	129	—
Fair value adjustment to inventory from acquisitions (2)	—	—	315	—	4,839
Non-GAAP gross profit	$19,740	$20,468	$44,367	$40,208	$91,620
U.S. GAAP gross margin	14.0%	14.7%	17.6%	14.4%	17.1%
Non-GAAP gross margin	14.2%	14.9%	17.8%	14.5%	18.1%

(1)	Included in this amount for 2019 periods presented are costs incurred in connection with reorganizing our key personnel and leadership.
(2)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2019	March 29, 2019	June 29, 2018	June 28, 2019	June 29, 2018
U.S. GAAP operating income	$3,012	$2,937	$25,879	$5,949	$46,436
Non-GAAP adjustments:
Amortization of intangible assets	3,202	3,137	3,772	6,339	7,651
Share-based compensation	1,475	1,330	1,215	2,805	5,006
Other non-recurring expense, net (1)	496	1,351	447	1,847	1,886
Fair value adjustment to inventory from acquisitions (2)	—	—	315	—	4,839
Non-GAAP operating income	$8,185	$8,755	$31,628	$16,940	$65,818
U.S. GAAP operating margin	2.2%	2.1%	10.4%	2.1%	9.2%
Non-GAAP operating margin	5.9%	6.4%	12.7%	6.1%	13.0%

(1)

Included in this amount for the second quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between the Company and key management personnel of IAN, which we acquired in April 2018 and (ii) costs incurred in connection with reorganizing our key personnel and leadership.

Included in this amount for the first quarter of 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with a two year retention agreement between the Company and key management personnel of IAN, which we acquired in April 2018, (ii) costs incurred in connection with reorganizing our key personnel and leadership, and (iii) costs incurred with implementing a new ERP system.

Included in this amount for the second quarter of 2018 are acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between the Company and key management personnel of IAN.

Included in this amount for the six months ended June 28, 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with a two year retention agreement between the Company and key management personnel of IAN, (ii) costs incurred in connection with reorganizing our key personnel and leadership, and (iii) costs incurred with implementing a new ERP system.

Included in this amount for the six months ended June 29, 2018 are (i) separation benefits for our former CFO that became effective in January 2018 and (ii) acquisition-related expenses.

(2)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Adjusted Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2019	March 29, 2019	June 29, 2018	June 28, 2019	June 29, 2018
U.S. GAAP net income	$336	$1,518	$28,040	$1,854	$44,761
Non-GAAP adjustments:
Amortization of intangible assets	3,202	3,137	3,772	6,339	7,651
Share-based compensation (1)	1,475	1,330	1,215	2,805	5,006
Other non-recurring expense, net (1)	496	1,351	447	1,847	1,886
Tax adjustments related to non-GAAP adjustments	(391)	(1,785)	(2,928)	(2,176)	(5,832)
Tax benefit from release of valuation allowance (2)	—	—	(4,140)	—	(4,140)
Fair value adjustment to inventory from acquisitions (3)	—	—	315	—	4,839
Non-GAAP net income	$5,118	$5,551	$26,721	$10,669	$54,171
U.S. GAAP diluted EPS	$0.01	$0.07	$1.07	$0.08	$1.69
Non-GAAP diluted EPS	$0.23	$0.25	$1.02	$0.47	$2.05
Shares used to compute diluted EPS	22,663,053	22,536,209	26,120,717	22,596,412	26,428,207

(1)

Included in this amount for the second quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between the Company and key management personnel of IAN, which we acquired in April 2018 and (ii) costs incurred in connection with reorganizing our key personnel and leadership.

Included in this amount for the first quarter of 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with a two year retention agreement between the Company and key management personnel of IAN, which we acquired in April 2018, (ii) costs incurred in connection with reorganizing our key personnel and leadership, and (iii) costs incurred with implementing a new ERP system.

Included in this amount for the second quarter of 2018 are acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between the Company and key management personnel of IAN.

Included in this amount for the six months ended June 28, 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with a two year retention agreement between the Company and key management personnel of IAN, (ii) costs incurred in connection with reorganizing our key personnel and leadership, and (iii) costs incurred with implementing a new ERP system.

Included in this amount for the six months ended June 29, 2018 are (i) separation benefits for our former CFO that became effective in January 2018 and (ii) acquisition-related expenses.

(2)	Represents the release of a valuation allowance against our foreign tax credit carryforwards we now expect to realize as a result of additional analysis of the Tax Cuts and Jobs Act.
(3)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.